EXHIBIT 99.1

Sucampo Reports Second Quarter 2014 Financial Results and Corporate Update

Positive Net Income Driven by Strong Revenue Growth in Product Royalty and Product Sales

CEO Peter Greenleaf to Discuss Results of Sucampo's Strategic Review

Company Raises Full Year 2014 Earnings Guidance

Company to host conference call today at 8:30 am Eastern

BETHESDA, Md., Aug. 5, 2014 (GLOBE NEWSWIRE) -- Sucampo Pharmaceuticals, Inc. (Sucampo) (Nasdaq:SCMP) today reported consolidated financial results for the second quarter and six months ended June 30, 2014. Sucampo reported year over year growth of 16% to $13.9 million in product royalty revenue and 122% to $7.5 million in product sales, net income of $1.6 million and fully-diluted earnings per share of $0.04 during the second quarter of 2014.

"In the second quarter, Sucampo continued to make excellent progress driven by our strong financial performance. AMITIZA royalty revenue in the U.S. and product sales revenue in Japan grew impressively, and in Europe we made important strides in increasing access to AMITIZA for the U.K. and Swiss markets. In addition, we continued to make significant progress against our 2014 objectives as well as in planning for Sucampo's continued evolution, advancing our clinical development programs, focusing our resources on value-enhancing activities, and strengthening our management team," said Peter Greenleaf, Chief Executive Officer of Sucampo. "During this morning's call, I look forward to sharing the results of our strategic review and my views of how we will focus Sucampo on our core capabilities of scientific innovation to accelerate patient, healthcare provider, and shareholder value."

Second Quarter 2014 Operational Review

AMITIZA

  In the United States (U.S.), AMITIZA® (lubiprostone) total prescriptions were 327,941, an increase of 4.3%, compared to the second quarter of 2013. Net sales of AMITIZA, reported by Takeda Pharmaceuticals U.S.A., Inc. (Takeda) for royalty calculation purposes, increased 16% to $77.0 million for the second quarter of 2014, compared to $66.7 million in the same period of 2013. Net sales of AMITIZA, reported by Takeda for royalty calculation purposes, increased 16% to $152.0 million for the first six months of 2014, compared to $131.5 million in the same period of 2013.

  In Japan, Sucampo's revenue from sales of AMITIZA to Abbott for the second quarter of 2014 was $7.2 million, an increase of $3.9 million compared to the same period of 2013. Sucampo's revenue from sales of AMITIZA to Abbott for the first six months of 2014 was $13.3 million, an increase of $7.8 million compared to the same period of 2013.

  In Switzerland, Swissmedic, the Swiss Agency for Therapeutic Products, approved AMITIZA for the treatment of opioid-induced constipation (OIC) in chronic, non-cancer adult patients. This is the second indication for AMITIZA in Switzerland, where it is also approved for the treatment of chronic idiopathic constipation (CIC).

  In the United Kingdom (U.K.), the National Institute for Health and Care Excellence released the technology appraisal guidance for the recommendation of the use of AMITIZA in the treatment of CIC and associated symptoms in adults who have failed laxatives. Sucampo continued to make progress in planning for approval through the Mutual Recognition Procedure (MRP) in an additional 29 European Union countries for AMITIZA for CIC. We anticipate that the MRP will commence during the third quarter of 2014.

RESCULA

  On July 15, 2014, Sucampo received an approval letter from the U.S. Food and Drug Administration (FDA) to its prior approval supplement in response to FDA's review of the revised drug master file of R-Tech Ueno, Ltd. The approval letter provides for the addition of Nitto Medic in Japan as a new production site for RESCULA® (unoprostone isopropyl ophthalmic solution) 0.15%.

Research and Development

  Obtained results from a phase 1b trial evaluating the safety and pharmacokinetics of an orally-administered ion channel activator, which was found to be generally well-tolerated. This compound is in clinical development for lumbar spinal stenosis (LSS), a degenerative disease of the lumbar spine.

Corporate

  Peter Lichtlen, M.D., Ph.D., was appointed Chief Medical Officer.

  Max Donley was appointed Executive Vice President of Human Resources.

Second Quarter 2014 Financial Review

  Net income was $1.6 million, or $0.04 per diluted share, for the second quarter of 2014 compared to a net income of $6.2 million, or $0.15 per diluted share, in the same period in 2013. Net income was $2.4 million, or $0.05 per diluted share, for the first six months of 2014 compared to a net income of $3.2 million, or $0.07 per diluted share, in the same period in 2013. The decrease for both periods was driven by the receipt in 2013 of a $10.0 million milestone payment from Takeda upon the first commercial sale of AMITIZA for OIC.

  Total revenues were $24.1 million for the second quarter of 2014 compared to $27.0 million in the same period in 2013, a decrease of 11%. Total revenues were $46.2 million for the first six months of 2014 compared to $43.9 million in the same period in 2013, an increase of 5%. The decrease for the second quarter 2014 was primarily due to the 2013 receipt of the $10.0 million milestone payment from Takeda upon the first commercial sale of AMITIZA for OIC. The increase for the first six months of 2014 was primarily due to the higher royalty revenue on AMITIZA net sales in the U.S. and the growth of AMITIZA sales in Japan partially offset by lower R&D revenue as a result of the OIC milestone received in the prior year period.

  Costs of goods sold were $3.8 million for the second quarter of 2014 compared to $1.9 million for the same period of 2013. Costs of goods sold were $7.2 million for the first six months of 2014 compared to $3.2 million for the same period of 2013. The increase was primarily due to greater volume of AMITIZA sales in Japan.

  R&D expenses were $4.3 million for the second quarter of 2014 compared to $4.4 million for the same period of 2013, a decrease of 4%. R&D expenses were $9.4 million for the first six months of 2014 compared to $10.1 million for the same period of 2013, a decrease of 7%. The decrease for both periods was primarily due to the lower costs associated with our LSS trials, partially offset by increased costs of our lubiprostone pediatric trial.

  G&A expenses were $8.2 million for the second quarter of 2014 compared to $6.0 million for the same period of 2013, an increase of 37%. G&A expenses were $15.5 million for the first six months of 2014 compared to $13.2 million for the same period of 2013, an increase of 17%. The increase for both periods was primarily due to legal fees from prosecuting our patent infringement lawsuit filed in February 2013.

  Selling & Marketing expenses were $4.0 million for the second quarter of 2014 compared to $4.6 million for the same period of 2013, a decrease of 12%. Selling & Marketing expenses were $7.7 million for the first six months of 2014 compared to $9.9 million for the same period of 2013, a decrease of 23%. The decrease for both periods was primarily due to the replacement of our in-house sales force in 2013 with a lower-cost contract sales force in 2014 and lower samples expense for RESCULA.

Cash, Cash Equivalents, Restricted Cash and Marketable Securities

At June 30, 2014, cash, cash equivalents, restricted cash and investments were $103.6 million compared to $95.9 million at December 31, 2013. At June 30, 2014, notes payable were $49.5 million, compared to $52.7 million at December 31, 2013, including current notes payable of $27.8 million at June 30, 2014 and $26.9 million at December 31, 2013.

Guidance

Sucampo today increased its earnings guidance for 2014. Sucampo now expects full year 2014 GAAP net income to be in the range of $4.0 million to $6.0 million, or $0.08 to $0.13 per diluted share.

Company to Host Conference Call Today

Sucampo will host a conference call and webcast today at 8:30 am Eastern. To participate on the live call, please dial 877-703-6104 (domestic) or 857-244-7303 (international), and provide the participant passcode 29794935, five to ten minutes ahead of the start of the call. A replay of the call will be available within a few hours after the call ends. Investors may listen to the replay by dialing 888-286-8010 (domestic) or 617-801-6888 (international), passcode 95005218. Investors interested in accessing the live audio webcast of the teleconference may do so at http://investor.sucampo.com and should log on before the teleconference begins in order to download any software required. The archive of the teleconference will remain available for 30 days.

About lubiprostone (AMITIZA®)

AMITIZA (lubiprostone) is a prostone, a locally acting chloride channel activator, indicated in the United States for the treatment of CIC in adults and OIC in adults with chronic, non-cancer pain (24 mcg twice daily). The effectiveness in patients with OIC taking diphenylheptane opioids (e.g., methadone) has not been established. AMITIZA is also indicated in the U.S. for irritable bowel syndrome with constipation (8 mcg twice daily) in women 18 years of age and older in the U.S. In Japan, AMITIZA (24 mcg twice daily) is indicated for the treatment of chronic constipation (excluding constipation caused by organic diseases). In the U.K., AMITIZA (24 mcg twice daily) is indicated for the treatment of CIC and associated symptoms in adults, when response to diet and other non-pharmacological measures (e.g., educational measures, physical activity) are inappropriate. In Switzerland, AMITIZA (24 mcg twice daily) is indicated for the treatment of CIC in adults and for the treatment of OIC and associated signs and symptoms such as stool consistency, straining, constipation severity, abdominal discomfort, and abdominal bloating in adults with chronic, non-cancer pain. The efficacy of AMITIZA for the treatment of OIC in patients taking opioids of the diphenylheptane class, such as methadone, has not been established.

About unoprostone isopropyl (RESCULA®)

In 2009 and 2011, Sucampo acquired development and commercialization rights to unoprostone isopropyl throughout the world except in Japan, Korea, Taiwan and the People's Republic of China. Unoprostone isopropyl 0.12% (trade named RESCULA) first received marketing authorization in 1994 in Japan and unoprostone isopropyl ophthalmic solution) 0.15% was subsequently approved in over 40 countries, including approval in 2000 by the FDA. RESCULA (unoprostone isopropyl ophthalmic solution) 0.15% is indicated for the lowering of intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension in the U.S.

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc. is focused on the discovery, development and commercialization of medicines to meet the major unmet medical needs of patients on a global basis. Sucampo has two marketed products – AMITIZA and RESCULA – and a pipeline of product candidates in clinical development. A global company, Sucampo is headquartered in Bethesda, Maryland, and has operations in Japan, Switzerland and the U.K. For more information, please visit www.sucampo.com.

The Sucampo logo is the registered trademark and the tagline, The Science of Innovation, is a pending trademark of Sucampo AG.

AMITIZA is a registered trademark of Sucampo AG. RESCULA is a registered trademark of R-Tech Ueno, Ltd, and has been licensed to Sucampo AG.

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Sucampo Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, future financial and operating results, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; the ability of Sucampo to develop and commercialize existing and pipeline products; Sucampo's ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo's patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally; the effects of competitive products on Sucampo's products; and the exposure to litigation and/or regulatory actions.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Form 10-K as filed with the Securities and Exchange Commission on March 12, 2014 as well as its filings with the Securities and Exchange Commission on Form 10-Q and 8-K, which Sucampo incorporates by reference.

Sucampo Pharmaceuticals, Inc.
Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues:
Research and development revenue	$ 1,700	$ 11,461	$ 3,484	$ 14,261
Product royalty revenue	13,888	12,000	27,389	23,677
Product sales revenue	7,543	3,399	13,855	5,616
Co-promotion revenue	723	--	1,085	61
Contract and collaboration revenue	215	163	417	327
Total revenues	24,069	27,023	46,230	43,942

Costs and expenses:
Cost of goods sold	3,796	1,908	7,189	3,190
Research and development	4,252	4,425	9,387	10,054
General and administrative	8,197	5,968	15,454	13,195
Selling and marketing	4,013	4,553	7,660	9,942
Total costs and expenses	20,258	16,854	39,690	36,381

Income from operations	3,811	10,169	6,540	7,561
Non-operating income (expense):
Interest income	23	23	80	42
Interest expense	(392)	(493)	(792)	(988)
Other income (expense), net	(53)	870	(376)	2,020
Total non-operating income (expense), net	(422)	400	(1,088)	1,074

Income before income taxes	3,389	10,569	5,452	8,635
Income tax provision	(1,779)	(4,324)	(3,086)	(5,466)
Net income	$ 1,610	$ 6,245	$ 2,366	$ 3,169

Net income per share:
Basic	$0.04	$0.15	$0.05	$0.08
Diluted	$0.04	$0.15	$0.05	$0.07
Weighted average common shares outstanding:
Basic	43,640	41,604	43,521	41,533
Diluted	43,640	42,868	43,609	42,597

Comprehensive income:
Net income	$ 1,610	$ 6,245	$ 2,366	$ 3,169
Other comprehensive income (loss):
Unrealized loss on investments, net of tax effect	(3)	(19)	5	(34)
Foreign currency translation	(126)	(186)	(245)	(134)
Comprehensive income	$ 1,481	$ 6,040	$ 2,126	$ 3,001

Sucampo Pharmaceuticals, Inc.
Consolidated Balance Sheets (unaudited)
(in thousands, except share data)

	June 30,	December 31,
	2014	2013
ASSETS:

Current assets:
Cash and cash equivalents	$ 53,532	$ 44,102
Investments, current	14,017	16,003
Product royalties receivable	13,888	14,829
Unbilled accounts receivable	3	1
Accounts receivable, net	4,755	5,407
Prepaid and income taxes receivable	545	9
Deferred tax assets, current	1,988	2,028
Deferred charge, current	673	673
Restricted cash, current	26,129	26,115
Inventory	423	209
Prepaid expenses and other current assets	3,396	3,977
Total current assets	119,349	113,353

Investments, non-current	7,460	7,219
Property and equipment, net	979	1,156
Intangibles assets, net	5,949	6,438
Deferred tax assets, non-current	1,275	1,212
Deferred charge, non-current	4,204	4,540
Restricted cash, non-current	2,471	2,471
Other assets	552	488
Total assets	$ 142,239	$ 136,877

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$ 5,623	$ 7,614
Accrued expenses	6,264	5,682
Deferred revenue, current	1,794	1,365
Income tax payable	35	701
Notes payable, current	27,790	26,892
Other current liabilities	1,013	358
Total current liabilities	42,519	42,612

Notes payable, non-current	21,741	25,828
Deferred revenue, non-current	5,824	6,169
Deferred tax liability, non-current	1,223	2,066
Other liabilities	1,559	1,233
Total liabilities	72,866	77,908

Stockholders' equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized at June 30, 2014 and December 31, 2013; no shares issued and outstanding at June 30, 2014 and December 31, 2013	--	--
Class A common stock, $0.01 par value; 270,000,000 shares authorized at June 30, 2014 and December 31, 2013; 44,293,899 and 43,315,749 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively
Class B common stock, $0.01 par value; 75,000,000 shares authorized at June 30, 2014 and December 31, 2013; no shares issued and outstanding at June 30, 2014 and December 31, 2013	--	--
Additional paid-in capital	80,377	72,109
Accumulated other comprehensive income	15,361	15,601
Treasury stock, at cost; 524,792 and 524,792 shares	(2,313)	(2,313)
Accumulated deficit	(24,494)	(26,860)
Total stockholders' equity	69,373	58,969
Total liabilities and stockholders' equity	$ 142,239	$ 136,877

Sucampo Pharmaceuticals, Inc.
Key Segment Information (unaudited)

(In thousands)	Americas	Europe	Asia	Consolidated
Three Months Ended June 30, 2014
Research and development revenue	$ 1,700	$ --	$ --	$ 1,700
Product royalty revenue	13,888	--	--	13,888
Product sales revenue	223	99	7,221	7,543
Co-promotion revenue	723	--	--	723
Contract and collaboration revenue	141	64	10	215
Total revenues	16,675	163	7,231	24,069
Costs of goods sold	146	14	3,636	3,796
Research and development expenses	2,243	1,223	786	4,252
Depreciation and amortization	186	166	8	360
Other operating expenses	8,839	2,500	511	11,850
Income (loss) from operations	5,261	(3,740)	2,290	3,811
Interest income	22	1	--	23
Interest expense	(352)	--	(40)	(392)
Other non-operating expense, net	5	942	(1,000)	(53)
Income (loss) before income taxes	$ 4,936	$ (2,797)	$ 1,250	$ 3,389
Capital expenditures	$ 4	$ 2	$ 2	$ 8

Three Months Ended June 30, 2013
Research and development revenue	$ 11,461	$ --	$ --	$ 11,461
Product royalty revenue	12,000	--	--	12,000
Product sales revenue	106	12	3,281	3,399
Co-promotion revenue	--	--	--	--
Contract and collaboration revenue	142	10	11	163
Total revenues	23,709	22	3,292	27,023
Costs of goods sold	53	3	1,852	1,908
Research and development expenses	1,304	1,941	1,180	4,425
Depreciation and amortization	112	251	9	372
Other operating expenses	8,159	1,130	860	10,149
Income (loss) from operations	14,081	(3,303)	(609)	10,169
Interest income	20	2	1	23
Interest expense	--	(449)	(44)	(493)
Other non-operating expense, net	1	(72)	941	870
Income (loss) before income taxes	$ 14,102	$ (3,822)	$ 289	$ 10,569
Capital expenditures	$ 17	$ 3	$ --	$ 20

Six Months Ended June 30, 2014
Research and development revenue	$ 3,484	$ --	$ --	$ 3,484
Product royalty revenue	27,389	--	--	27,389
Product sales revenue	381	155	13,319	13,855
Co-promotion revenue	1,085	--	--	1,085
Contract and collaboration revenue	283	114	20	417
Total revenues	32,622	269	13,339	46,230
Costs of goods sold	296	39	6,854	7,189
Research and development expenses	4,832	2,635	1,920	9,387
Depreciation and amortization	374	332	15	721
Other operating expenses	16,680	4,734	979	22,393
Income (loss) from operations	10,440	(7,471)	3,571	6,540
Interest income	43	4	33	80
Interest expense	(711)	--	(81)	(792)
Other non-operating expense, net	2	990	(1,368)	(376)
Income (loss) before income taxes	$ 9,774	$ (6,477)	$ 2,155	$ 5,452
Capital expenditures	$ 45	$ 2	$ 2	$ 49

Six Months Ended June 30, 2013
Research and development revenue	$ 14,261	$ --	$ --	$ 14,261
Product royalty revenue	23,677	--	--	23,677
Product sales revenue	107	20	5,489	5,616
Co-promotion revenue	61	--	--	61
Contract and collaboration revenue	283	22	22	327
Total revenues	38,389	42	5,511	43,942
Costs of goods sold	76	8	3,106	3,190
Research and development expenses	2,586	4,612	2,856	10,054
Depreciation and amortization	234	501	18	753
Other operating expenses	18,476	1,728	2,180	22,384
Income (loss) from operations	17,017	(6,807)	(2,649)	7,561
Interest income	35	6	1	42
Interest expense	--	(909)	(79)	(988)
Other non-operating expense, net	(15)	(264)	2,299	2,020
Income (loss) before income taxes	$ 17,037	$ (7,974)	$ (428)	$ 8,635
Capital expenditures	$ 31	$ 106	$ 3	$ 140

CONTACT: Sucampo Pharmaceuticals, Inc.
         Silvia Taylor
         Senior Vice President, Investor Relations and
         Corporate Communications
         1-240-223-3718
         staylor@sucampo.com